Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

J. Daniel Moon, IV, President and Chief Executive Officer of SSB Bancorp, Inc. (the “Company”), certifies in his capacity as the chief executive officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Report”) and that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2019	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.